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                                                                   Exhibit 10.59

                           RECEIVABLES SALE AGREEMENT


                           DATED AS OF MARCH 7, 2003


                                     among

                        ALLIED WASTE NORTH AMERICA, INC.
                                      AND
                 THE ORIGINATORS FROM TIME TO TIME PARTY HERETO
                                as Originators,

                                      and


                    ALLIED RECEIVABLES FUNDING INCORPORATED,
                                    as Buyer
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                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
Article I Amounts and Terms of the Purchase...............................    1
  Section 1.1   [Reserved]................................................    1
  Section 1.2   Purchase of Receivables...................................    1
  Section 1.3   Payment for the Purchase..................................    3
  Section 1.4   Purchase Price Credit Adjustments.........................    4
  Section 1.5   Payments and Computations, Etc............................    5
  Section 1.6   Transfer of Records.......................................    6
  Section 1.7   Characterization..........................................    6
Article II Representations and Warranties.................................    7
  Section 2.1   Representations and Warranties of Each Originator.........    7
Article III Conditions of Purchase........................................   11
  Section 3.1   Conditions to Effectiveness of this Agreement.............   11
  Section 3.2   Conditions Precedent to Subsequent Payments...............   11
Article IV Covenants......................................................   12
  Section 4.1   Affirmative Covenants of Each Originator..................   12
  Section 4.2   Negative Covenants of Each Originator.....................   16
Article V Termination Events..............................................   17
  Section 5.1   Termination Events........................................   17
  Section 5.2   Remedies..................................................   19
Article VI Indemnification................................................   19
  Section 6.1   Indemnities by Originator.................................   19
  Section 6.2   Other Costs and Expenses..................................   22
Article VII Miscellaneous.................................................   23
  Section 7.1   Waivers and Amendments....................................   23
  Section 7.2   Notices...................................................   23
  Section 7.3   Protection of Ownership Interests of Buyer................   23
  Section 7.4   Confidentiality...........................................   24
  Section 7.5   Bankruptcy Petition.......................................   25
  Section 7.6   Limitation of Liability...................................   25
  Section 7.7   Termination of Immaterial Originators.....................   25
  Section 7.8   CHOICE OF LAW.............................................   26
  Section 7.9   CONSENT TO JURISDICTION...................................   27
  Section 7.10  WAIVER OF JURY TRIAL......................................   27
  Section 7.11  Integration; Binding Effect; Survival of Terms............   27
  Section 7.12  Counterparts; Severability; Section References............   28


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Exhibits

Exhibit I         Definitions

Exhibit II Originators, Jurisdictions of Organization, Principal Places of Business; Chief Executive Offices; Location(s) of Records; Federal Employer Identification Numbers; Other Names

Exhibit III       Names of Collection Banks; Lock-Boxes; Collection Accounts;

Exhibit IV        Form of Compliance Certificate

Exhibit V         Copy of Credit and Collection Policy

Exhibit VI        Form of Subordinated Note

Exhibit VII       Form of Purchase Report

Schedules

Schedule A        Closing Documents
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                           RECEIVABLES SALE AGREEMENT

         THIS RECEIVABLES SALE AGREEMENT, dated as of March 7, 2003, is by and between ALLIED WASTE NORTH AMERICA, INC., a Delaware corporation, ("Allied"), each of the entities listed on Exhibit II and a signatory hereto (Allied and each such Person listed on Exhibit II being herein referred to, individually, as an "Originator" and, collectively the "Originators" and ALLIED RECEIVABLES FUNDING INCORPORATED, a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meaning assigned to such term in Exhibit I to the Credit Agreement).

                             PRELIMINARY STATEMENTS

         Each Originator now owns, and from time to time hereafter will own, Receivables. Each Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from each Originator, all of such Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

         Each Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and each Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to an Originator.

         Following the purchase of Receivables from an Originator, Buyer will obtain loans secured by interests therein and in the associated Related Security and Collections pursuant to that certain Credit and Security Agreement dated as of March 7, 2003 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Credit Agreement") among Buyer, Allied Waste North America, Inc., as initial Servicer, Blue Ridge Asset Funding Corporation ("Blue Ridge"), the Liquidity Banks from time to time party thereto, the Lender Group Agents from time to time party thereto, the other Conduit Lenders from time to time party thereto and Wachovia Bank, National Association, as agent for the Lenders (in such capacity, the "Agent").

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                        AMOUNTS AND TERMS OF THE PURCHASE

         SECTION 1.1 [RESERVED].

         SECTION 1.2 PURCHASE OF RECEIVABLES.

         (a) Effective on the Initial Funding Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each Originator does hereby sell,
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assign, transfer, set-over and otherwise convey to Buyer, without recourse
(except to the extent expressly provided herein), and Buyer does hereby purchase from each Originator, all of such Originator's right, title and interest in and to all Receivables existing as of the close of business on the Initial Cutoff Date (other than, with respect to Allied, the Initial Contributed Receivables) and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of each Originator's right, title and interest in and to all Receivables existing as of the Initial Cut-Off Date and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder in accordance with Section 1.3.

         (b) On each Monthly Reporting Date, each Originator shall (or shall require the Servicer to) deliver to Buyer a report in substantially the form of Exhibit VII hereto (each such report being herein called a "Purchase Report ") with respect to the Receivables sold and/or contributed by such Originator to Buyer during the Settlement Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that an Originator deliver, and such Originator shall deliver, such approvals, opinions, information or documents as Buyer may reasonably request.

         (c) It is the intention of the parties hereto that each Purchase of Receivables, Related Security and Collections made hereunder shall constitute a sale and/or contribution of capital to Buyer, which sale and/or contribution, as the case may be, is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.4, each transfer of Receivables, Related Security and Collections hereunder is made without recourse to Originator; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which Originator is a party and (ii) such transfers do not constitute and are not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of an Originator. In view of the intention of the parties hereto that each Purchase of Receivables, Related Security and Collections made hereunder shall constitute a sale and/or contribution of such Receivables, Related Security and Collections rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has acquired such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been absolutely transferred to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), each Originator will file or cause to be filed such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary to give public notice of and to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto.


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         SECTION 1.3 PAYMENT FOR THE PURCHASE.

         (a) The Purchase Price for the Purchase of Receivables in existence as of the close of business on the Initial Cutoff Date (together with all Related Security and all Collections ) from an Originator (other than the Initial Contributed Receivables) shall be payable in full by Buyer to such Originator on the Initial Funding Date, and shall be paid to such Originator in the following manner:

                  (i) by delivery of immediately available funds, to the extent of funds made available to Buyer on or prior to the Initial Funding Date in connection with any loan made to it under the Credit Agreement; provided that a portion of such funds owed to Allied shall be offset by amounts owed by Allied to Buyer on account of the issuance of equity having a total value of not less than the Required Capital Amount,

                  (ii) the balance, by delivery of the proceeds of a subordinated revolving loan from each Originator to Buyer (a "Subordinated Loan" evidenced by an interest-bearing Subordinated Note issued by Buyer to such Originator on the Initial Funding Date in the form attached hereto as Exhibit VI) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan (aggregated with all Subordinated Loans then outstanding to Originator) that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount and
         (C) twenty percent (20%) of such Purchase Price. Each Originator is hereby authorized by Buyer to endorse on the schedule attached to such Originator's Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder, and

                  (iii) to the extent the sum of amounts in subsection (i) and (ii) above shall be less than the Purchase Price for the Purchase on the Initial Funding Date, such difference shall be transferred to Buyer by Allied through Buyer's acceptance of a contribution to its capital from Allied.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to each Originator or its designee on the date each such Receivable came into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).

         (b) With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay the Purchase Price therefor (together with all Related Security and all Collections) in accordance with Section 1.3(d) and in the following manner:


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                  first, by delivery of immediately available funds to the
         applicable Originator, to the extent of funds available to Buyer from any subsequent loan made to it under the Credit Agreement, Collections or other cash on hand;

                  second, by delivery of the proceeds of a Subordinated Loan to such Originator, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.3(a)(ii); and

                  third, in the case of Allied only (at Allied's sole discretion), unless any Originator or Buyer has declared the Termination Date to have occurred pursuant to this Agreement, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price owing to Allied.

         Subject to the limitations set forth in Section 1.3(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Credit Agreement to set aside for the benefit of, or otherwise pay over to, the Agent for the benefit of the Secured Parties.

         (c) From and after the Termination Date, no Originator shall be obligated to (but may, at its option): (i) sell Receivables to Buyer, or (ii) in the case of Allied, contribute Receivables to Buyer's capital pursuant to clause third of Section 1.3(b) unless Allied reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from loans made to Buyer under the Credit Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.

         (d) Although (i) the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to each applicable Originator on the date such Receivable comes into existence, and (ii) subject to the provisions of the Credit Agreement, Collections are applied daily to pay the Purchase Price of Receivables, Related Security and Collections transferred hereunder on such day, final settlement of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables, Related Security and Collections coming into existence during the same Calculation Period and based on the information contained in the Purchase Report delivered by Originator for the Calculation Period then most recently ended. Although final settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note made pursuant to Section 1.3 and any contribution of capital by Allied to Buyer made pursuant to Section 1.3(b) shall be effective as of the last Business Day of the Calculation Period to which such final settlement relates.

         SECTION 1.4 PURCHASE PRICE CREDIT ADJUSTMENTS.

         If on any day after the Initial Funding Date:

         (a)      the Outstanding Balance of a Receivable is:


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                  (i)      reduced as a result of any defective or rejected or
         returned goods or services, any cash discount or any adjustment or otherwise by Originator or any Affiliate thereof, or as a result of any tariff or other governmental action, or

                  (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                  (iii) reduced on account of the obligation of Originator or any Affiliate thereof to pay the related Obligor any rebate or refund, or

                  (iv) less than the amount included in the calculations in any Purchase Report, or

         (b) any of the representations and warranties set forth in Section 2.1(i), Section 2.1(j), Section 2.1(r), Section 2.1(s), Section 2.1(t) and
Section 2.1(u) are not true when made or deemed made with respect to any Receivable,

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit ") against the Purchase Price otherwise payable to the related Originator hereunder equal to (i) in the case of subsection (a) above, the amount of such reduction, cancellation or lesser amount and (ii) in the case of subsection (b) above, the Outstanding Balance of such Receivable. If such Purchase Price Credit exceeds the Original Balance of the Receivables coming into existence on any day, then the related Originator shall pay the remaining amount of such Purchase Price Credit in cash immediately, provided that if the Termination Date has not occurred, Originators shall be allowed to deduct the remaining amount of any Purchase Price Credit owed by it from any indebtedness owed to it under its Subordinated Note.

         If Buyer receives a Purchase Price Credit in an amount equal to, or an Originator pays to Buyer and Buyer receives (whether in cash or by a reduction in the indebtedness owed to such Originator under its Subordinated Note) an amount equal to the Outstanding Balance of any Receivable described in subsection (b) above, then, if such Originator identifies such Receivable in the next Monthly Report delivered to Buyer and its assigns, then Buyer shall be deemed, on the Settlement Date related to such Monthly Report, to have reconveyed to such Originator such Receivable, any Related Security and all subsequent Collections (excluding any related Deemed Collection) without any further action required on the part of Buyer.

         SECTION 1.5 PAYMENTS AND COMPUTATIONS, ETC.

         All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of appropriate Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate


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permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         SECTION 1.6 TRANSFER OF RECORDS.

         (a) In connection with each Purchase hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator's right and title to and interest in the Records relating to all Receivables sold or contributed hereunder, without the need for any further documentation in connection with such Purchase. In connection with each such transfer, each Originator, as of the Initial Funding Date hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer's assignee), each Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Obligations of Buyer under the Credit Agreement, and shall terminate on the date this Agreement terminates in accordance with its terms.

         (b) Each Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time on and after the Initial Funding Date, that may be necessary or appropriate to ensure that Buyer and its assigns have an enforceable ownership interest in the Records relating to the Receivables, Related Security and Collections purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) on and after the Initial Funding Date to use all of the computer software used to account for the Receivables and/or to recreate such Records.

         SECTION 1.7 CHARACTERIZATION.

         If, notwithstanding the intention of the parties expressed in Section 1.2(c), any sale by an Originator, or contribution by Allied, to Buyer of Receivables, Related Security and Collections hereunder shall be characterized as a secured loan and not a sale or contribution or such sale or contribution, as the case may be, shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale or contribution of Receivables, Related Security and Collections hereunder shall constitute a true sale and/or absolute assignment thereof, each Originator, as of the Initial Funding Date, hereby grants to Buyer a security interest in all of such Originator's right, title and interest in, to and under all Receivables as of the Initial Funding Date existing and thereafter arising, all Collections and Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing (collectively, the "Originator Collateral") to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables, Related


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Security and Collections, together with all other obligations of such Originator hereunder, which security interest is, as of the Initial Funding Date, prior to all other Adverse Claims thereto. Buyer and its assigns shall, on and after the Initial Funding Date, have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF EACH ORIGINATOR.

         Each Originator hereby represents and warrants as to itself to Buyer on the date hereof, on the date of each Purchase and on each date that any Receivable comes into existence that:

         (a) Existence and Power. Its jurisdiction of organization is correctly set forth in Exhibit II to this Agreement. It is duly organized under the laws of such jurisdiction and is a "registered organization" as defined in the UCC in effect in such jurisdiction. It is validly existing and in good standing under the laws of its jurisdiction of organization. It is duly qualified to do business and is in good standing as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to do so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

         (b) Power and Authority; Due Authorization, Execution and Delivery. Its execution and delivery of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, its use of the proceeds of the Purchase made hereunder, are within its organizational powers and authority and have been duly authorized by all necessary organizational action on its part. This Agreement and each other Transaction Document to which it is a party has been duly executed and delivered by it.

         (c) No Conflict. Its execution and delivery of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it,
(iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its due execution and


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delivery of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

         (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of its knowledge, threatened, against or affecting it, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body.

         (f) Binding Effect. This Agreement and each other Transaction Document to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (g) Accuracy of Information. All information heretofore furnished by it or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

         (h) Use of Proceeds. No portion of any Purchase Price payment hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to it or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

         (i) Good Title. Immediately prior to each Purchase hereunder, it owns and has good and marketable title to the Originator Collateral, free and clear of any Adverse Claim, except as created by the Transaction Documents.

         (j)      Perfection.

                  (i) This Agreement creates, as of the Initial Funding Date, a valid and continuing security interest (as defined in the UCC) in the Originator Collateral in favor of Buyer, which security interest, as of the Initial Funding Date, is prior to all other Liens and is enforceable as such as against creditors and purchasers from it.

                  (ii) There have been duly filed, as of the Initial Funding Date, all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect (A) Buyer's (and, if necessary, such Originator's) ownership interest in each Receivable, its Collections and the Related Security and (B) the Buyer's security interest in the Originator Collateral.

                  (iii) Other than the security interest granted to Buyer pursuant to this Agreement, it has not pledged, assigned, sold, granted a security interest in, or otherwise


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         conveyed any of the Originator Collateral other than liens that are released on or prior to the date such Originator Collateral is conveyed to Buyer pursuant to this Agreement.

                  (iv) Its jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor which respect to collateral.

                  (v) It has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Originator Collateral other than any financing statement relating to the security interest granted to Buyer hereunder or that has been terminated or released. It is not aware of any judgment or tax lien filings against Originator.

                  (vi) Each Receivable constitutes an "account" "payment intangible" or "chattel paper" within the meaning of the UCC.

         (k) Places of Business and Locations of Records. Its principal places of business and chief executive office and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II attached hereto or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Its Federal Employer Identification Number is correctly set forth on Exhibit II attached hereto.

         (l)      Collections. The conditions and requirements set forth in
Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of its Collection Accounts at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III attached hereto. It has not granted any Person, other than Buyer (and its assigns), as contemplated by this agreement, dominion and control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

         (m) Material Adverse Effect. Since December 31, 2001 no event has occurred that would have a Material Adverse Effect.

         (n) Names. The name in which it has executed this Agreement is identical to its name as indicated on the public record of its jurisdiction of organization which shows it to have been organized. In the past five (5) years, it has not used any organizational names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II attached hereto.

         (o) Ownership of Buyer. Allied Waste North America, Inc. owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer, free and clear of any Adverse Claim, other than, on and after the Initial Funding Date, the Adverse Claim subject to the Standstill Agreement (which shall be in place within 90 days after the Initial Funding Date).

Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

         (p) Not a Holding Company or an Investment Company. It is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. It is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

         (q) Compliance with Law. It has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

         (r) Compliance with Credit and Collection Policy. It has complied with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy, except in compliance with Section 4.1(a)(vii).

         (s) Payments to Originator. With respect to each Receivable, Related Security and Collection transferred to Buyer hereunder, the Purchase Price received by it constitutes reasonably equivalent value (determined as of the date of such transfer) in consideration therefor. No transfer by it of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

         (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         (u) Eligible Receivables. Each Receivable reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

         (v) Accounting. It accounts for the transactions contemplated by this Agreement as sales.

                                  ARTICLE III

                             CONDITIONS OF PURCHASE

         SECTION 3.1 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT.

         The effectiveness of this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the Closing Date those documents listed on Schedule A hereto and identified therein as to be received on or before the Closing Date and (b) all of the conditions to the effectiveness of the Credit Agreement shall have been satisfied or waived in accordance with the terms thereof.

         SECTION 3.2 CONDITIONS PRECEDENT TO SUBSEQUENT PAYMENTS.

         Buyer's obligation to purchase Receivables, Related Security and Collections shall be subject to the conditions precedent that: (a) Buyer shall have been capitalized with the Initial Contributed Receivables; (b) the Facility Termination Date shall not have occurred under the Credit Agreement; (c) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request (provided that Buyer's obligation to purchase shall not be subject to receipt of such approval, opinion or document requested pursuant to this clause (c) unless reasonable prior notice has been given to Buyer and such approval, opinion or document has not been received on or before the Settlement Date next succeeding the date of such request); (d) on the date such Receivable came into existence, the following statements shall be true
(and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by Originator that such statements are then true):

                  (i)      the representations and warranties set forth in
         Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

                  (ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event; and

(e) Buyer shall have received on or before the Initial Funding Date those documents listed on Schedule A hereto and identified therein as to be received on or before the Initial Funding Date.

Notwithstanding the foregoing conditions precedent, on and after the Initial Funding Date, on the date each Receivable arises and is transferred to Buyer in accordance with the provisions hereof, title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer for purposes of collateral security (and each Originator hereby grants to Buyer a security interest therein for such purposes) for the repayment to Buyer of any and all funds of Buyer received by such Originator at any time to the extent such funds did not constitute either (i) Purchase Price payments owed to such Originator by Buyer or (ii) payments permitted by the terms of the Transaction Documents in respect of the principal of, or interest on, any Subordinated Loan owed by Buyer to such Originator, such title to vest in Buyer for such purposes whether or not the conditions precedent to Buyer's obligation to purchase such Receivable were in fact satisfied.

                                   ARTICLE IV

                                   COVENANTS

         SECTION 4.1 AFFIRMATIVE COVENANTS OF EACH ORIGINATOR.

         Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants, as to itself, as set forth below:

         (a) Financial Reporting. Allied will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and will furnish or cause to be furnished to Buyer (or its assigns):

                  (i) Annual Reporting. Within ninety (90) days after the close of each fiscal years of the Performance Guarantor, copies of the Performance Guarantor's audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for such fiscal year prepared in accordance with GAAP and certified in a manner acceptable to Buyer (or its assigns) by independent public accountants of nationally recognized standing acceptable to Buyer (or its assigns).

                  (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three (3) quarterly periods of each of the Performance Guarantor's respective fiscal years, the Performance Guarantor's balance sheets as at the close of each such period and statements of income and retained earnings and a statement of cash flows for it for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

                  (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV attached hereto, signed by an Authorized Officer of each Originator and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                  (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to shareholders of the Performance Guarantor, copies of all financial statements, reports and proxy statements so furnished.

                  (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Performance Guarantor, it or any of their respective Subsidiaries files with the Securities and Exchange Commission.

                  (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Blue Ridge, copies of the same.

                  (vii) Change in Credit and Collection Policy. Promptly after the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of such Credit and Collection Policy then in effect and a notice indicating such change or amendment; provided, that if any proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, the Buyer's (and the Agent's and each Lender Group Agent's) prior written consent thereto shall be required.

                  (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of it as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

         (b) Notices. It will notify Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                  (i) Termination Events or Unmatured Termination Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of its Authorized Officer.

                  (ii) Judgment and Proceedings. (A) The entry of any judgment or decree against it or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against it and its Subsidiaries exceeds $50,000,000 after deducting (1) the amount with respect to which it or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (2) the amount for which it or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (B) the filing or commencement of, or of any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any governmental authority, against such Originator or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, that any notice required by this clause (B) shall be provided as soon as possible and in any event within five (5) Business Days after any Authorized Officer of such Originator has knowledge of such filing, commencement, threat or notice of intention.

                  (iii) Material Adverse Effect. Any development known to any Authorized Officer that has had, or could, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.

                  (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement or arrangements that, individually or in the aggregate, equal or exceed $50,000,000 and pursuant to which it is a debtor or an obligor.

                  (v)      ERISA Events. The occurrence of any ERISA Event.

                  (vi) Downgrade of Originator. Any downgrade in, or withdrawal of, the rating of any of its Indebtedness by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

         (c) Compliance with Laws and Preservation of Existence. It will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. It will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

         (d) Audits. It will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. It will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at its sole cost, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under its control relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and
(ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to its financial condition or the Receivables and the Related Security or its performance under any of the Transaction Documents or its performance under the Contracts and, in each case, with any of its officers or employees having knowledge of such matters (each of the foregoing examinations and visits, a "Review"); provided, however, that, so long as no Amortization Event has occurred and is continuing, (A) excluding the first Review after the Closing Date, each Originator shall only be responsible for the costs and expenses of two (2) Reviews in any one calendar year, and (B) the Buyer (or its assigns) will not request more than four (4) Reviews in any one calendar year.

         (e)      Keeping and Marking of Records and Books.

                  (i) It will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). It will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                  (ii) It will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the Receivables and further describing the security interest of the Agent (on behalf of the Secured Parties) under the Credit Agreement and (B) upon the request of Buyer (or its assigns): (1) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the security interest of the Agent (on behalf of the Secured Parties) and (2) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

         (f) Compliance with Contracts and Credit and Collection Policy. It will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply with the Credit and Collection Policy in regard to each Receivable and the related Contract; provided, however, any failure to so perform or comply shall not constitute a breach hereof except to the extent such failure or non-compliance could be reasonably expected to have a Material Adverse Effect.

         (g) Ownership. It will take all necessary action to establish and maintain, irrevocably in Buyer, (i) legal and equitable title to the Receivables and the Collections and (ii) all right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's security interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the security interest of Buyer as Buyer (or its assigns) may reasonably request).

         (h) Secured Parties' Reliance. It acknowledges that the Agent and the Secured Parties are entering into the transactions contemplated by the Credit Agreement in reliance upon Buyer's identity as a legal entity that is separate from it and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, it will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of it and any Affiliates thereof and not just a division of it or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, it (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer,
(ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the "separateness covenants" set forth in
Section 7.1(i) of the Credit Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between it and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations
Sections 1.1502-33(d) and 1.1552-1.

         (i) Collections. It will cause (i) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (ii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to it or any of its Affiliates, it will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two
(2) Business Days following receipt thereof and, at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. It will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Credit Agreement.

         (j) Taxes. It will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. It will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

         (k) Accuracy of Information. It will cause all information furnished by it or any of its Affiliates to Buyer or the Agent for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby to be true and accurate in all material respects on the date such information is stated or certified and to not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

         SECTION 4.2 NEGATIVE COVENANTS OF EACH ORIGINATOR.

         Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as to itself that:

         (a) Change in Name, Jurisdiction of Organization, Offices and Records. It will not change (i) its name as it appears in official filings in the jurisdiction of its organization, (ii) its status as a "registered organization" (within the meaning of Article 9 of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of organization, or (iv) its jurisdiction of organization unless it shall have: (A) given Buyer (or its assigns) at least forty-five (45) days' prior written notice thereof; (B) at least ten (10) days prior to such change, delivered to Buyer (or its assigns) all financing statements, instruments and other documents requested by Buyer (or its assigns) in connection with such change or relocation and (C) caused an opinion of counsel acceptable to Buyer and its assigns to be delivered to Buyer and its assigns that Buyer's security interest is perfected and of first priority, such opinion to be in form and substance acceptable to Buyer and its assigns in their sole discretion.

         (b) Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

         (c) Modifications to Contracts and Credit and Collection Policy. Except in compliance with the provisions of Section 4.1(a)(viii), it will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Servicer or as a sub-servicer pursuant to the Credit Agreement, it will not extend, amend or otherwise modify the terms of any Contract (in any manner that could adversely affect any outstanding Receivable) or any Receivable other than in accordance with the Credit and Collection Policy.

         (d) Sales, Liens. It will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of Buyer provided for herein), and it will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under it. It shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to any Receivable.

         (e) Accounting for Purchase. It will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale and/or contribution and absolute assignment of the Receivables, all Collections and the Related Security by it to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale and/or contribution and absolute assignment of the Receivables, the Related Security and all Collections by it to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                   ARTICLE V

                               TERMINATION EVENTS

         SECTION 5.1 TERMINATION EVENTS.

         The occurrence of any one or more of the following events shall constitute a Termination Event:

         (a) Any Originator shall fail (i) to make any payment or deposit required hereunder when due and, for any such payment or deposit which is not in respect of principal, such failure continues for three (3) consecutive Business Days, or (ii) to perform or observe any covenant contained in Section 4.2 (other than Sections 4.2(a) and 4.2(c)) for one (1) Business Day or (iii) to perform or observe any covenant or agreement (other than as referred to in clause (i) of this paragraph (a)) under any other Transaction Document to which it is a party and such failure shall continue for fifteen (15) consecutive days (other than Section 4.2(c), which shall be seven (7)

days) after the earlier of (I) the date such Originator receives notice of such breach from Buyer, the Agent or any Lender Group Agent and (II) the date an Authorized Officer of such Originator knows or should have known of such breach.

         (b) Any representation, warranty, certification or statement made by any Originator in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made and, with respect to any such representation, warranty, certification or statement that was so incorrect and which can be cured, is not cured within ten (10) days after the earlier of (I) the date such Originator receives notice of such breach from Buyer, the Agent or any Lender Group Agent and (II) the date an Authorized Officer of such Originator knows or should have known of such breach; provided, however, that the materiality threshold in the preceding clause shall not be applicable with respect to any representation, warranty, certification or statement that itself contains any materiality threshold, including Material Adverse Effect.

         (c) Failure of any Originator or any of its Affiliates to pay any Indebtedness when due in excess of $50,000,000; or the default by any Originator in the performance of any term, provision or condition contained in Sections 6.01A, 6.05A, 6.06A, 6.08A, 6.11A, 6.13A, 6.14A, 6.15A or 6.16A of the Senior
Credit Agreement or any such Indebtedness of an Originator or any of its Affiliates shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

         (d) Any Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors.

         (e) An Event of Bankruptcy shall occur with respect to any Originator or any of its Subsidiaries.

         (f)      A Change of Control shall occur.

         (g) One or more final judgments for the payment of money in an amount in excess of $50,000,000, individually or in the aggregate, shall be entered against any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution.

         (h) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Receivables, Collections and/or Related Security and such lien shall continue until the earlier of (i) seven (7) days after inception and (ii) knowledge by any Secured Party of such lien, or the PBGC shall impose a lien pursuant to Section 4068 of ERISA with regard to any of the Receivables, Collections and/or Related Security.

         (i)      Any Plan of any Originator or any of its respective ERISA
Affiliates:

                  (i) shall fail to be funded in accordance with the minimum funding standard required by Section 412 of the Tax Code or
         Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under Section 412 of the Tax Code or Section 303 of ERISA; or

                  (ii) is being, or within the five years preceding the Closing Date, has been, terminated or the subject of termination proceedings under Section 4041(c) of ERISA; or

                  (iii) shall require such Originator or any of its ERISA Affiliates to provide security under Section 401(a)(29) or 412 of the Tax Code or Section 306 or 307 of ERISA; or

                  (iv) results in a liability to such Originator or any of its ERISA Affiliates under applicable law, or Title IV ERISA other than a liability for PBGC premiums due but not delinquent under Section 4007 of ERISA, and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect.

         (j) An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred for all periods and are then outstanding, could reasonably be expected to result in liability of the Performance Guarantor or any of its Subsidiaries in an aggregate amount in excess of $50,000,000.

         SECTION 5.2 REMEDIES.

         Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (a) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(e), or of an actual or deemed entry of an order for relief with respect to the affected Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (b) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI

                                INDEMNIFICATION

         SECTION 6.1 INDEMNITIES BY ORIGINATOR.

         (a) Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to, jointly and severally, indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") actually awarded against or incurred by any of them arising out of or as a result of any Covered Matter (as defined below), excluding, however:

                  (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                  (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are late, delinquent or uncollectible on account of the insolvency, bankruptcy, payment behavior or lack of creditworthiness of the related Obligor; or

                  (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the making (either directly or indirectly) by any Lender of Loans under the Credit Agreement as a loan or loans by such Lender to Buyer secured by, among other things, the Receivables, the Related Security and the Collections;

provided, however, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of Buyer to any Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement.

         (b) Subject in each case to clauses (a)(i), (ii) and (iii) above, and except to the extent Buyer has received payments or reductions as contemplated by Section 1.4(a), each of the following shall be a "Covered Matter":

                  (i) the negotiation, execution, delivery or administration of this Agreement or any other Transaction Document by Buyer or the use of proceeds of the Purchase by any Originator;

                  (ii) any representation or warranty made by an Originator (or any officers of Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document or any other information or report delivered by an Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

                  (iii) the failure by any Originator, to comply with any applicable law, rule or regulation with respect to any Receivable, Related Security or Contract related thereto, or the nonconformity of any Receivable, Related Security or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract or Related Security;

                  (iv) any failure of any Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                  (v) any products liability, personal injury or property damage suit or other similar claim (including, without limitation, any claim for unpaid sales, use, excise, personal property or other taxes) arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable or Related Security, or any suit or other claim arising out of or in connection with the origination or, during any time prior to the Purchase hereunder, the servicing, administration or collection of any Contract or any Receivable or Related Security or the terms of any Contract or any Receivable or Related Security, to the extent not in compliance with the Credit and Collection Policy;

                  (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable, the Related Security or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                  (vii) any failure of the Originator to provide the Servicer with all information and documentation reasonably necessary for the enforcement against any Obligor of the applicable Receivable or Related Security or of the obligations of such Obligor under the corresponding Contract;

                  (viii) the commingling of Collections of Receivables at any time with other funds or any failure of Collections to be deposited into a Lock-Box or a Collection Account as required by Section 4.1(i) hereof;

                  (ix) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase hereunder or the ownership of the Receivables, or any other investigation, litigation or proceeding in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                  (x) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law or any legal action, suit or other proceeding on the grounds of sovereignty or otherwise, or as a result of the failure of the Originator to have or maintain any license or other government authorization, to be qualified to do business in any jurisdiction or to file any notice of business activities or similar report in such jurisdiction;

                  (xi)     any Termination Event described in Section 5.1(e);

                  (xii) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables and the Collections, and all of any Originator's right, title and interest in the Contracts and Related Security associated with the Receivables, in each case, free and clear of any Adverse Claim;

                  (xiii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable or Contract, the Related Security and the Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

                  (xiv) any action or omission by any Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable to the extent such action or omission is inconsistent with the agreements of the Originators contained in this Agreement;

                  (xv) any failure of the Originator to receive reasonably equivalent value and fair consideration for the Purchase hereunder as of the date of such Purchase, or any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action;

                  (xvi) the failure of any Receivable reflected as an Eligible Receivable on any Purchase Report to be an Eligible Receivable at the time acquired by Buyer, or the acquisition, either directly or indirectly, by Buyer of an interest in any Ineligible Receivable, or the ownership of any such Ineligible Receivable; and

                  (xvii) the acquisition or ownership of any Receivable arising under any Temporarily Eligible Municipal Contract.

         SECTION 6.2 OTHER COSTS AND EXPENSES.

         The Originators shall jointly and severally pay to Buyer on demand all costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. The Originators shall jointly and severally pay to Buyer on demand any and all costs and expenses of Buyer, if any, including counsel fees and expenses in connection with the enforcement against any Originator or Buyer of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.1 WAIVERS AND AMENDMENTS.

         (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator, Buyer and Agent and, to the extent required under the Credit Agreement, the Liquidity Banks or the Required Liquidity Banks. Any material amendment, supplement, modification of waiver will require satisfaction of the Rating Agency Condition.

         SECTION 7.2 NOTICES.

         All communications and notices provided for hereunder shall be in writing (including bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or facsimile numbers set forth on the signature pages hereof or at such other address or facsimile number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by facsimile, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or
(c) if given by any other means, when received at the address specified in this
Section 7.2.

         SECTION 7.3 PROTECTION OF OWNERSHIP INTERESTS OF BUYER.

         (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Receivable Interests, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at such Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

         (b) If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables, the Related Security and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables, Related Security and Collections. This appointment is coupled with an interest and is irrevocable.

         (c) Each Originator (i) hereby authorizes Buyer (or its assigns) to file financing statements and other filing or recording documents with respect to the Receivables, Related Security and Collections (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Originator, in such form and in such offices as Buyer (or any of its assigns) reasonably determines appropriate to perfect or maintain the perfection of the ownership or security interests of Buyer (or its assigns) hereunder, (ii) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables, Related Security and Collections (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent (as Buyer's assignee), consenting to the form and substance of such filing or recording document, and (iii) approves, authorizes and ratifies any filings or recordings made by or on behalf of the Agent (as Buyer's assign) in connection with the perfection of the ownership or security interests in favor of Buyer or the Agent (as Buyer's assign).

         SECTION 7.4 CONFIDENTIALITY.

         (a) Each Originator and Buyer shall hold in confidence (in accordance with procedures it applies generally to information of this kind) and shall cause each of its employees and officers to hold in confidence all Confidential Information, except that any Originator or Buyer and its respective officers and employees may disclose such Confidential Information to such Person's accountants and attorneys and other professional advisors, the lenders under the Senior Credit Agreement, rating agencies providing a rating of Allied's and any of its Affiliate's debt obligations, each holder of such debt obligation and as required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force of effect of law) and each party hereto (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

         (b) Anything herein to the contrary notwithstanding, each Originator and Buyer hereby consents to the disclosure of any Confidential Information with respect to it (i) to Buyer, the Agent, each Lender Group Agent, the Liquidity Banks, the Lenders or their respective Affiliates by each other,
(ii) by Buyer, the Agent, any Lender Group Agent or any Lender to any prospective or actual assignee or participant of any of them and (iii) by Buyer, the Agent or any Lender Group Agent to any rating agency assigning a rating to the debt obligations of a Conduit, any commercial paper dealer for any Conduit's debt obligations, any Funding Source and any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which any Lender Group Agent acts as agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that each recipient of such nonpublic information is informed of the confidential nature of such information. In addition, each Lender, each Lender Group Agent and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), provided that each recipient of such nonpublic information is informed of the confidential nature of such information.

         SECTION 7.5 BANKRUPTCY PETITION.

         (a) Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Blue Ridge, it will not institute against, or join any other Person in instituting against, Blue Ridge any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         (b) Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding obligations of Buyer under the Credit Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         SECTION 7.6 LIMITATION OF LIABILITY.

         Except with respect to any claim arising out of the willful misconduct or gross negligence of Blue Ridge, the Agent or any Liquidity Bank, no claim may be made by any Originator or any other Person against Blue Ridge, the Agent or any Liquidity Bank or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         SECTION 7.7 TERMINATION OF IMMATERIAL ORIGINATORS.

         Provided that no Amortization Event or Unmatured Amortization Event has occurred and provided further that the Termination Date has not occurred, from time to time the obligations of Immaterial Originators hereunder may be terminated (other than those obligations that, pursuant to the terms hereof, survive termination). Any Originator proposing to so terminate shall deliver written notice to each of Buyer and Agent (as assignee of Buyer) requesting such termination, which notice shall set forth the name of the Originator to be terminated, the proposed termination date, the data and calculations necessary to determine compliance with clauses
(a) and (b) below, the purchase price to be paid pursuant to clause (c) below and representations and agreements as set forth in clauses (d), (e) and (g) below. Any such termination shall be subject to the satisfaction of each of the following conditions:

         (a) the aggregate Outstanding Balance of Eligible Receivables originated by such Originator at the time of the delivery of such notice is less than 2% of the aggregate Outstanding Balance of Eligible Receivables on such date,

         (b) the sum of (i) the aggregate Outstanding Balance of Eligible Receivables originated by such Originator at the time of the delivery of such notice and (ii) the aggregate Outstanding Balance of Eligible Receivables originated by all other Immaterial Originators who have terminated their obligations under this Agreement on or prior to the time of the delivery of such notice is less than 5% of the aggregate Outstanding Balance of Eligible Receivables on such date,

         (c) such Originator shall repurchase all Receivables originated by it and sold to Buyer hereunder for a purchase price equal to the aggregate Outstanding Balance of such Receivables as of such termination date by paying such amount (net of the principal amount outstanding on the date of termination under the Subordinated Note issued by Buyer to such Originator) to Buyer in cash by wire transfer to a Collection Account in immediately available funds. Buyer shall apply such net amount to repayment of the principal amount of Advances and accrued interest thereon together with all related Broken Funding Costs on such day in accordance with the terms of the Credit Agreement, such that the outstanding principal amount of Advances, after giving effect to the termination and repurchase of the related Receivables does not exceed the Borrowing Base (as revised to give effect to such termination and repayment of the related Receivables),

         (d) such Originator, the other Originators and Buyer shall execute an agreement terminating such Originator's obligations under this Agreement, which agreement shall be have been approved in writing by Agent prior to such termination as being in form and substance satisfactory to the Agent,

         (e) all costs and expenses of Agent and Buyer in connection with any such termination shall be paid upon demand therefore by such Originator,

         (f) the Servicer shall, on the date of such termination, deliver to Buyer and the Agent a Monthly Report revised to give effect to such termination, and

         (g) after giving effect to such termination, no Amortization Event or Unmatured Amortization Event shall occur.

         SECTION 7.8 CHOICE OF LAW.

         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (AND

NOT THE LAW OF CONFLICTS, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         SECTION 7.9 CONSENT TO JURISDICTION.

         EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST AN ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

         SECTION 7.10 WAIVER OF JURY TRIAL.

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         SECTION 7.11 INTEGRATION; BINDING EFFECT; SURVIVAL OF TERMS.

         (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

         (b) This Agreement shall be binding upon and inure to the benefit of Originator, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Credit Agreement, shall assign to the Agent, for the benefit of the Secured Parties, its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Credit Agreement. Each Originator agrees that the Agent, as the assignee of Buyer, shall have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder) and each Originator agrees to cooperate fully with the Agent in the exercise of such rights and remedies. This Agreement shall create and constitute the continuing obligations of each of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by an Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

         SECTION 7.12 COUNTERPARTS; SEVERABILITY; SECTION REFERENCES.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                        ALLIED WASTE NORTH AMERICA, INC.

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Vice President, Operations

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        ALLIED WASTE SYSTEMS, INC.

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        BFI WASTE SYSTEMS OF NORTH AMERICA, INC.

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        ALLIED WASTE TRANSPORTATION, INC.

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260

                                        BROWNING-FERRIS INDUSTRIES OF
                                        TENNESSEE, INC.

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Executive Vice President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        DELTA DADE RECYCLING CORP.

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Executive Vice President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        BROWNING-FERRIS INDUSTRIES OF FLORIDA,
                                        INC.

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Executive Vice President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        BROWNING-FERRIS INDUSTRIES OF OHIO, INC.

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Executive Vice President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260

                                        PSI WASTE SYSTEMS, INC.

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        ALLIED SERVICES, LLC

                                        BY:    ALLIED WASTE NORTH AMERICA, INC.,
                                               ITS SOLE MEMBER

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Vice President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        BFI WASTE SERVICES, LLC

                                        BY:    ALLIED WASTE NORTH AMERICA, INC.,
                                               ITS SOLE MEMBER

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Vice President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260

                                        BFI WASTE SERVICES OF PENNSYLVANIA, LLC

                                        BY:   ALLIED WASTE NORTH AMERICA, INC.,
                                              ITS SOLE MEMBER

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Vice President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        BFI WASTE SERVICES OF MASSACHUSETTS, LLC

                                        BY:    ALLIED WASTE NORTH AMERICA, INC.,
                                               ITS SOLE MEMBER

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Vice President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        BFI WASTE SERVICES OF TEXAS, LP

                                        BY:    ALLIED WASTE LANDFILL HOLDINGS,
                                               INC., ITS GENERAL PARTNER

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260

                                        BFI WASTE SERVICES OF INDIANA, LP

                                        BY:    ALLIED WASTE LANDFILL HOLDINGS,
                                               INC., ITS GENERAL PARTNER

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260


                                        GREENRIDGE WASTE SERVICES, LLC

                                        BY:    ALLIED WASTE NORTH AMERICA, INC.,
                                               ITS SOLE MEMBER

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: Vice President

                                        Address:  Rd #l, Box 717
                                                  Scottsdale, PA 15683


                                        TOTAL ROLL-OFFS, L.L.C.

                                        BY:    BRENHAM TOTAL ROLL-OFFS, LP,
                                               ITS SOLE MEMBER

                                        BY:    ALLIED WASTE LANDFILL HOLDINGS,
                                               INC., ITS GENERAL PARTNER

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: President

                                        Address:  709 Hwy 36 North
                                                  Brenham, TX 77834

                                        ALLIED RECEIVABLES FUNDING INCORPORATED

                                        By:    /s/ Donald W. Slager
                                            ------------------------------------
                                        Name:  Donald W. Slager
                                        Title: President

                                        Address:  15880 N. Greenway-Hayden Loop
                                                  Scottsdale, AZ 85260

                                   Exhibit I

                                  Definitions

         This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Credit Agreement (hereinafter defined).

Adjusted Receivables Balance: As of any date of determination, the Outstanding Balance of the Receivables on such date minus the Receivables Adjustment Amount for such date.

Agent: As defined in the Preliminary Statements to the Agreement.

Agreement: The Receivables Sale Agreement, dated as of March 7, 2003, by and among the Originators and Buyer, as the same may be amended, restated or otherwise modified.

Blue Ridge: As defined in the Preliminary Statements to the Agreement.

Buyer: As defined in the Preliminary Statements to the Agreement.

Calculation Period: Each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the date of the Purchases hereunder and the final Calculation Period shall terminate on the Termination Date.

Credit Agreement: As defined in the Preliminary Statements to the Agreement.

Credit and Collection Policy: The Originators' credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V hereto, as modified from time to time in accordance with the Agreement.

Default Fee: A per annum rate of interest equal to the sum of (i) the Prime Rate, plus (ii) 2% per annum.

Discount Factor: A percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period, (ii) the risk of nonpayment by the Obligors and (iii) the cost of servicing such Receivables (which is the Servicing Fee Rate) which percentage shall, for the Initial Funding Date and the first Calculation Period, be approximately 7.10%. Each of the Originators and Buyer agree that the Discount Factor shall change from time to time based on changes in one or more of the items affecting the calculation thereof and that the Discount Factor will be calculated by the Servicer and reported on each Monthly Reporting Date, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price


                                     Exh I-1
payment made prior to the Calculation Period during which the Originators and Buyer agree to make such change.

Equity Loss Reserve Ratio: For any date of calculation, the product (expressed as a percentage) of (i) 1.5 times (ii) the highest three-month rolling average Default Ratio during the twelve (12) Calculation Periods ending on the immediately preceding Cut-Off Date, times (iii) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

ERISA Event: (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by Originator or any ERISA Affiliate from a Pension Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001 (a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by Originator or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; or
(v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan.

Immaterial Originator: Any Originator that has notified the Agent of its desire to terminate its obligations under the Receivables Sale Agreement and as to which the requirements of Section 7.7 have been satisfied.

Initial Contributed Receivables: The Receivables, Related Security and Collections contributed to Buyer by Allied pursuant to clause third of Section 1.3(a).

Initial Cutoff Date: The Business Day immediately preceding the Initial Funding Date.

Multiemployer Plan: A "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which Originator or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

Net Worth: As of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (i) the aggregate Outstanding Balance of the Receivables at such time, over (ii) the sum of (A) the Aggregate Principal outstanding at such time, plus (B) the aggregate outstanding amount of other obligations of the Buyer.

Non-Investment Grade Obligors: Obligors who are not rated by S&P or Moody's or who have short term unsecured debt ratings (or in the absence thereof, the equivalent long term unsecured debt ratings) which are below either A-3 by S&P or P-3 by Moody's.

Organizational Documents: For any Person, the documents for its formation and organization, which, for example, (i) for a corporation are its corporate charter and bylaws, (ii) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (iii) for a


                                     Exh I-2
limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (iv) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

Original Balance: With respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

Originator: As defined in the Preliminary Statements to the Agreement.

Originator Collateral: As defined in Section 1.7.

Purchase: Each purchase pursuant to Section 1.2(a) by Buyer from Originator and each contribution pursuant to clause third of Section 1.3(a) and clause third of
Section 1.3(a) to Buyer by Allied of the Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

Purchase Price: With respect to the Purchase, the aggregate price to be paid by Buyer to Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer, which price shall equal on any date the product of (i) the Outstanding Balance of such Receivables on such date, multiplied by (ii) one minus the Discount Factor in effect on such date.

Purchase Price Credit: As defined in Section 1.4.

Purchase Report: As defined in Section 1.2(b).

Receivable: All indebtedness and other obligations owed to any Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which any Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by Originator, and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto; provided, however, that "Receivables" shall only include such indebtedness and other obligations that, on the date such indebtedness or other obligation arises, are maintained on an Originator's (or the Servicer's) Commercial Management System, excluding Districts 338, 418, 777, 1251, 1625, 1626, 1639, 1726 and 1793. Indebtedness and
other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.

Receivables Adjustment Amount: As of any date of determination, the aggregate Outstanding Balance of Defaulted Receivables on such date.


                                     Exh I-3

Related Security: (a) All Lock-Boxes and all Collection Accounts (including, without limitation, all of the related Originator's right, title and interest therein), (b) with respect to any Receivable:

                  (i) inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                  (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                  (iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                  (iv) all service contracts and other contracts and agreements associated with such Receivable, and

                  (v)      all Records related to such Receivable, and

(c) all proceeds of any of the foregoing.

Reportable Event: Any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

Required Capital Amount: As of any date of determination, an amount equal to the Required Equity Reserve.

Required Equity Reserve: As of any date of determination, the greater of (i) the Required Equity Reserve Floor and (ii) the product of (A) the Equity Loss Reserve Ratio as of such date and (B) the Adjusted Receivables Balance as of such date.

Required Equity Reserve Floor: As of any date of determination, the aggregate Outstanding Balance of Receivables owed by the three largest Non-Investment Grade Obligors.

Senior Credit Agreement: The Credit Agreement, dated as of July 21, 1999, by and among Allied Waste Industries, Inc., Allied, the lenders from time to time party thereto, The Chase Manhattan Bank, as administrative agent and collateral agent, Citicorp USA, Inc., as syndication agent, DLJ Capital Funding, Inc. and Credit Suisse First Boston, as documentation agents, Chase Securities Inc. and Salomon Smith Barney Inc., as arrangers and Chase Securities Inc., as book manager, as amended, modified, waived, restated or supplemented to the date hereof and from time to time thereafter.

Subordinated Loan: As defined in Section 1.3(a)(ii) of the Agreement.


                                     Exh I-4

Subordinated Note: A promissory note issued to an Originator in substantially the form of Exhibit VI hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Termination Date: The earliest to occur of (i) the Facility Termination Date (as defined in the Credit Agreement), (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d), (iii) the Business Day specified in a written notice from Buyer to Originators following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after Buyer's receipt of written notice from any Originator that it wishes to terminate the facility evidenced by this Agreement.

Termination Event: As defined in Section 5.1 of the Agreement.

Unmatured Termination Event: An event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9.

                                     Exh I-5

                                   Exhibit II

    Jurisdiction of Organization, Places of Business; Chief Executive Office; Locations of Records; Federal Employer Identification Number(s); Other Names



                                 [See Attached]


                                     Exh II

                                   Exhibit III

                Lock-boxes; Collection Accounts; Collection Banks


Lock-Box                         Related Collection Account
--------                         --------------------------
[P.O. BOX ADDRESS]               Name of Current Account Holder:
                                 ____________
                                 Account Number:  _____________
                                 [COLLECTION BANK NAME], a _________
                                 banking association
                                 Account Number: ___________________
                                 ABA Number: _______________________
                                 Contact Person: ___________________
                                 Contact's Tel: (   )_______________
                                 Contact's Fax: (   )_______________


                                        Exh III

                                   Exhibit IV

                         Form of Compliance Certificate

To: Wachovia Bank, National Association, as Agent

         This Compliance Certificate is furnished pursuant to that certain Receivables Sale Agreement dated as of March 7, 2003, by and among Allied Waste North America, Inc. and the other Originators from time to time party thereto and Allied Receivables Funding Incorporated (the "Agreement"). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected ______________ of [insert name of Originator] ("Originator").

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Originator and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The financial statements attached hereto as Exhibit A fairly present the financial condition and results of [ALLIED] in accordance with GAAP consistently applied [, SUBJECT TO NORMAL YEAR-END ADJUSTMENTS].

         4. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate [, EXCEPT AS SET FORTH IN PARAGRAPH 6 BELOW].

         5. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         [6.      DESCRIBED BELOW ARE THE EXCEPTIONS, IF ANY, TO PARAGRAPH 4 BY
LISTING, IN DETAIL, THE NATURE OF THE CONDITION OR EVENT, THE PERIOD DURING WHICH IT HAS EXISTED AND THE ACTION WHICH ORIGINATOR HAS TAKEN, IS TAKING, OR PROPOSES TO TAKE WITH RESPECT TO EACH SUCH CONDITION OR EVENT:
_______________________________].

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 200_.

                                      By:__________________________________
                                      Name:________________________________
                                      Title:_______________________________


                                    Exh IV-1

                      SCHEDULE I TO COMPLIANCE CERTIFICATE


         A. Schedule of Compliance as of __________, ____ with Section ___ of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

This schedule relates to the month ended: _______________


                                    Exh IV-2

                                    Exhibit V

                          Credit and Collection Policy


[ATTACH COPY EACH CREDIT AND COLLECTION POLICY OF EACH ORIGINATOR]


                                      Exh V

                                   Exhibit VI

                           Form of Subordinated Note

                               SUBORDINATED NOTE

                                                            ______________, 200_

         1. Note. FOR VALUE RECEIVED, the undersigned, ALLIED RECEIVABLES FUNDING INCORPORATED, a Delaware corporation ("SPV"), hereby unconditionally promises to pay to the order of [ORIGINATOR NAME], a(n) __________ ***[CORPORATION] [LIMITED LIABILITY COMPANY] [PARTNERSHIP]*** ("Originator"), in lawful money of the United States of America and in immediately available funds, on March 31, 2010 or such later date as SPV and Originator shall agree in writing (the "Stated Maturity Date"), if not sooner paid, the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of March 7, 2003 by and among Allied Waste North America, Inc., the other originators from time to time party thereto and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement "). Reference to Section 1.3 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the Subordinated Loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement.

         2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount of each Subordinated Loan made by Originator from the date such Subordinated Loan is made until payment in full thereof at a rate equal to the 1-month LIBOR rate (as applicable from time to time under the Senior Credit Agreement on each day interest is calculated hereunder) published in The Wall Street Journal on the first Business Day of each month (or portion thereof) during the term of this Subordinated Note, computed for actual days elapsed on the basis of a year consisting of 360 days and changing on the first business day of each month hereafter ("LIBOR") plus 3.50% (the "Subordinated Note Rate"); provided, however, that if SPV shall default in the payment of any principal hereof on the Stated Maturity Date, SPV promises to pay, on demand, interest at the rate equal to LIBOR plus 5.50% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on each Settlement Date in arrears; provided, however, that if the SPV does not have sufficient cash available on any Settlement Date to make such interest payment, then such interest shall be deferred to the next Settlement Date and shall bear interest at the Subordinated Note Rate. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Stated Maturity Date and may be repaid or prepaid at any time without premium or penalty. All accrued and unpaid interest, including deferred interest and interest accrued thereon, shall be due and payable on the Stated Maturity Date and may be repaid or prepaid at any time without premium or penalty.

         3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan


                                    Exh VI-1
made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

         4. Subordination. Originator shall have the right to receive, and SPV shall make, any and all payments and prepayments relating to the loans made under this Subordinated Note, provided that, after giving effect to any such payment or prepayment, the aggregate Outstanding Balance of Receivables (as each such term is defined in the SPV Credit Agreement hereinafter referred to) owned by SPV at such time exceeds the sum of (i) the Aggregate Principal (as defined in the SPV Credit Agreement) outstanding at such time under the SPV Credit Agreement and all other Obligations (as defined in the SPV Credit Agreement), plus (ii) the aggregate outstanding principal balance of all loans made under this Subordinated Note and all other Subordinated Notes issued by SPV. Notwithstanding the foregoing, Originator hereby agrees that at all times prior to the Collection Date (as defined in the SPV Credit Agreement, as defined below), Originator shall (i) be subordinate in right of payment to the prior payment of any indebtedness or obligation of SPV owing to the Agent, or any Secured Party under that certain Credit and Security Agreement dated as of March 7, 2003 by and among SPV, Allied Waste North America, Inc., as initial Servicer, Blue Ridge Asset Funding Corporation, Wachovia Bank, National Association, as a Lender Group Agent, as a Liquidity Bank and as the Agent, the other Lenders from time to time party thereto and the other Lender Group Agents from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the "SPV Credit Agreement") and (ii) shall not have a "claim" (as defined in Section 101 of the Federal Bankruptcy Code) against SPV. The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Secured Parties and/or any of their respective assignees (collectively, the "Senior Claimants") under the SPV Credit Agreement. Until the date on which the Aggregate Principal outstanding under the SPV Credit Agreement has been repaid in full and all other Obligations have been indefeasibly paid and satisfied in full, Originator shall not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Stated Maturity Date has occurred. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of this Section 4, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

         5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Aggregate Principal and the other Obligations (including interest accruing under the SPV Credit Agreement after the commencement of any such proceeding, whether or not any or all of such interest is an allowable claim in any such proceeding) (collectively, the "Senior Claim ") before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person


                                    Exh VI-2
making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall has been paid in full and satisfied.

         6. Amendments. This Subordinated Note may be amended or modified by agreement of SPV and the Originator in writing. Prior to the Collection Date, the terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Secured Parties.

         7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT NEW YORK, NEW YORK, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

         8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

         9. Assignment; Third Party Beneficiary. Except for the pledge by the Originator to the lenders under the Senior Credit Agreement and subject to the Standstill Agreement (when executed, as required under the SPV Credit Agreement), this Subordinated Note may not be assigned, pledged or otherwise transferred to any party other than Originator without the prior written consent of the Agent, and any such attempted transfer shall be void. The Agent for the benefit of the Secured Parties (as defined in the SPV Credit Agreement) is an express third party beneficiary of the agreements of Originator hereunder and the Agent may enforce any such agreement with or without joining SPV in any action for such enforcement. Each holder, including all pledgees, of this Subordinated Note, by becoming a holder hereof (whether by pledge or otherwise), hereby agrees that its rights are subject to the provisions hereof, including without limitation, the restrictions set forth in this Section 9 and in Sections 4 and 5.

                                              [SPV NAME]


                                              By:____________________________
                                              Name:__________________________
                                              Title:_________________________


                                    Exh VI-3

                                    Schedule
                                       to
                               SUBORDINATED NOTE
                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
         Amount of         Amount of Principal     Unpaid
         Subordinated      Paid                    Principal    Notation made by
Date     Loan                                      Balance      (initials)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                    Exh VI-4

                                   Schedule A

                           DOCUMENTS TO BE DELIVERED
                      ON OR PRIOR TO THE INITIAL PURCHASE

A.       Documents to Be Delivered on or Prior to the Closing Date.

         1. Executed copies of the Receivables Sale Agreement, duly executed by the parties thereto.

         2. Copy of each Credit and Collection Policy to attach to the Receivables Sale Agreement as an Exhibit.

         3. A certificate of each Originator's [ASSISTANT] Secretary certifying:

                  (a) A copy of the Resolutions of the Board of Directors of such Originator, authorizing such Originator's execution, delivery and performance of the Receivables Sale Agreement and the other documents to be delivered by it thereunder;

                  (b) A copy of the Organizational Documents of such Originator (certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the jurisdiction of organization of such Originator on or within thirty
         (30) days prior to the Closing Date);

                  (c) Good Standing Certificates for such Originator issued by the Secretary of State of its jurisdiction of organization and each jurisdiction where it has material operations, each of which is listed below, dated on or within thirty (30) days prior to the Closing Date;

                  (i) [LIST JURISDICTIONS WHERE GOOD STANDING CERTIFICATES REQUESTED]

                  (ii)

                  (d) The names and signatures of the officers authorized on its behalf to execute the Receivables Sale Agreement and any other documents to be delivered by it thereunder.

         4. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against each Originator dated on or within thirty (30) days prior to the Closing Date from the following jurisdictions:

         (a)      [LIST JURISDICTIONS WHERE SEARCH REPORTS CONDUCTED]

         (b)


                                     Sch A-1

B.       Documents to be Delivered on or Prior to the Initial Funding Date.

         1. Copies of proper financing statements, to be filed under the UCC on or before the date of the initial Purchase (as defined in the Receivables Sale Agreement) in all jurisdictions as may be necessary or, in the opinion of Buyer (or its assigns), desirable, under the UCC of all appropriate jurisdictions or any comparable law in order to perfect the ownership interests contemplated by the Receivables Sale Agreement.

         2. Proper UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by each Originator.

         3. Executed copies of Collection Account Agreements for each Lock-Box and Collection Account.

         4. A favorable opinion of legal counsel for each Originator reasonably acceptable to Buyer (and the Agent, as Buyer's assignee) which addresses the following matters and such other matters as the Agent may reasonably request:

                  (a) due authorization, execution, delivery, enforceability and other corporate matters with respect to such Originator;

                  (b) the creation of a first-priority perfected security interest in favor of the Buyer (and the Agent, for the benefit of the Secured Parties and its assigns) in (i) all of the Receivables and Related Security and (ii) all proceeds of any of the foregoing; provided, however, with respect to any jurisdiction in which less than 2% of the Outstanding Balance of Receivables as of the Closing Date are located, the only opinion required pursuant to this clause (b) shall be as to the creation of a security interest in favor of the Buyer (and the Agent, for the benefit of the Secured Parties and its assigns) in
         (i) all of the Receivables and Related Security and (ii) all proceeds of any of the foregoing;

                  (c) the existence of a "true sale" of the Receivables from such Originator to the Buyer under this Agreement;

                  (d) the inapplicability of the doctrine of substantive consolidation to the Buyer and such Originator in connection with any bankruptcy proceeding involving the Buyer or such Originator.

         5. A Compliance Certificate of each Originator's [CHIEF FINANCIAL OFFICER] certifying that, as of the Initial Funding Date, no Termination Event or Unmatured Termination Event exists and is continuing.

         6. Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Receivables Sale Agreement.


                                     Sch A-2

         7. If applicable, a direction letter executed by each Originator authorizing Buyer (and the Agent, as its assignee) and directing warehousemen to allow Buyer (and the Agent, as its assignee) to inspect and make copies from such Originator's books and records maintained at off-site data processing or storage facilities.

         8.       Executed originals of each Subordinated Note.

C.       Documents to be Delivered  On or Before June 5, 2003.

         1.       Executed original of the Standstill Agreement.


                                     Sch A-3